Item 10(b), Exhibits

                                 Certifications

I, David L. Bomberger, principal executive officer of The Preferred Group of Mutual Funds (the "Fund"), certify that to my knowledge:

1. The Form N-CSR of the Fund for the period ended June 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Fund for the period ended June 30, 2003 fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date:  August 29, 2003

By:  /s/  David L. Bomberger

David L. Bomberger
President
Principal Executive Officer





I, Fred L. Kaufman, principal financial officer of The Preferred Group of Mutual Funds (the "Fund"), certify that to my knowledge:

1. The Form N-CSR of the Fund for the period ended June 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Fund for the period ended June 30, 2003 fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date:  August 29, 2003

By: /s/ Fred L. Kaufman

Fred L. Kaufman
Vice President & Treasurer
Principal Financial Officer